As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4559529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Suite 2300 Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Michael R. Herman

Senior Vice President, General Counsel and Corporate Secretary

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(904) 357-4600

(Name, address and telephone number of agent for service)

Copy to:

David K. Lam

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000 (Telephone)

(212) 403-2000 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	200,000(1)(2)	$36.28(3)	$7,256,000(3)	$934.58(3)(4)

(1)	Represents the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. issuable pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Plan”) being registered hereon. The registration hereon relates to awards of stock options and performance shares to former employees of Rayonier Inc., the Registrant and their respective subsidiaries who did not become employees of the Registrant, which awards were made pursuant to adjustments to Rayonier awards made in connection with the separation of the Registrant from Rayonier Inc.
(2)	Pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s Common Stock as reported on a when-issued basis on the New York Stock Exchange on June 26, 2014.
(4)	In accordance with Rule 457(p) under the Securities Act, this fee is being offset entirely against $934.58 of unused registration fee paid on June 20, 2014 with respect to 200,000 shares of Common Stock of Rayonier Advanced Materials Inc. remaining unsold under the Registration Statement on Form S-3 (File No. 333-196926) filed by Rayonier Advanced Materials Inc. on June 20, 2014, which was withdrawn on June 27, 2014. As a result, no filing fee is due in connection with this filing.

PROSPECTUS

RAYONIER ADVANCED MATERIALS INC. INCENTIVE STOCK PLAN

The 200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. (the “Registrant”) covered by this prospectus may be acquired by participants in the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Plan”), upon the exercise of certain options to purchase shares of the Registrant’s Common Stock or the settlement of certain performance shares (collectively, the “awards”), issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by the Registrant from the exercise of stock options covered by the Plan will be used for general corporate purposes.

The Registrant’s Common Stock is listed on the New York Stock Exchange under the symbol “RYAM.”

Investing in the Registrant’s securities involves risks that are referenced in the “Risk Factors” section on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2014.

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ABOUT RAYONIER ADVANCED MATERIALS INC.

The Registrant, a Delaware corporation, was incorporated on January 16, 2014 as a wholly owned subsidiary of Rayonier Inc., a North Carolina corporation, which is referred to in this prospectus as “Rayonier.” Effective as of 11:59 p.m., Eastern Time, on June 27, 2014, which is referred to in this prospectus as the “Effective Time,” the Registrant was separated from Rayonier and became an independent, publicly traded company. The separation was effected through a pro rata distribution of 100% of the outstanding shares of Common Stock of the Registrant, which was formed to hold the assets and liabilities associated with Rayonier’s performance fibers business. At the Effective Time, each Rayonier shareholder as of the close of business on June 18, 2014, the record date for the distribution, received one share of the Registrant’s Common Stock for every three Rayonier common shares held at the close of business on the record date for the distribution. The separation of Rayonier’s performance fibers business from the remainder of Rayonier’s businesses and the distribution of the Registrant’s Common Stock to the Rayonier shareholders is referred to in this prospectus as the “separation and distribution.” Following the separation and distribution, Rayonier and the Registrant operate separately, each as an independent public company.

The Registrant is the world’s leading producer of high-value specialty cellulose fibers, with proprietary cellulose chemistry expertise and manufacturing process knowledge developed over 85 years. Its principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207, and its telephone number at that location is (904) 357-4600.

Except as otherwise indicated, references in this prospectus to “the Registrant” refer to Rayonier Advanced Materials Inc. and its combined subsidiaries, and references to “Rayonier” refer to Rayonier Inc.

WHERE YOU CAN FIND MORE INFORMATION

The Registrant files annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information the Registrant has filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about the Registrant at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 that the Registrant has filed with the SEC relating to the Common Stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information that the Registrant has included in the registration statement and the accompanying exhibits and schedules that the Registrant filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about the Registrant and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows issuers to “incorporate by reference” the information filed with it, which means that the Registrant can disclose important information to you by referring you to those documents. The information that the Registrant incorporates by reference is an important part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of this offering. The documents incorporated herein by reference are:

•	The Registrant’s registration statement on Form 10 filed with the SEC on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014, including, without limitation, the description of the Registrant’s capital stock contained therein; and

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on June 18, 2014, including the final Information Statement, dated June 18, 2014, attached thereto, and on June 30, 2014.

The Registrant will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:

Rayonier Advanced Materials Inc.

Investor Relations

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

Telephone: (904) 357-4600

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. The Registrant has not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus and in any supplement hereto. The Registrant has not authorized anyone to provide you with different information. The Registrant is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

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FORWARD-LOOKING INFORMATION

This prospectus, including the information incorporated herein by reference, includes forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, which speak only as of the date the statements were made.

The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of the Registrant’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Except as may be required by law, the Registrant undertakes no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. Factors that could cause actual results or events to differ materially from those anticipated include the following factors:

•	competitive pressures in the markets in which the Registrant operates;

•	risks associated with customer concentration;

•	raw material and energy prices;

•	risks associated with international operations;

•	changes in global economic conditions;

•	the Chinese dumping duties imposed on commodity viscose;

•	litigation with the Altamaha Riverkeeper;

•	the effect of current and future environmental laws and regulations;

•	potential impact of future tobacco-related restrictions;

•	potential for additional pension contributions;

•	labor relations;

•	the effect of weather and other natural conditions;

•	transportation cost and availability;

•	the failure to attract and retain key personnel;

•	the failure to develop new ideas and protect the Registrant’s intellectual property;

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•	risks associated with product liability claims;

•	the inability to make or effectively integrate future acquisitions;

•	risks associated with the Registrant’s debt obligations;

•	the Registrant’s inability to engage in certain corporate transactions following the separation;

•	any failure to realize expected benefits from the separation from Rayonier;

•	uncertainties relating to general economic, political, business, industry, regulatory and market conditions; and

•	the factors generally described in the section entitled “Risk Factors” in the information statement filed with the SEC as part of the Registrant’s registration statement on Form 10 initially filed on January 29, 2014, as amended.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in the information statement filed with the SEC as part of the Registrant’s registration statement on Form 10, as amended, which was originally filed on January 29, 2014 and subsequently amended, and under the caption “Risk Factors” in any of the Registrant’s subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” The Registrant cannot assure you of a profit or protect you against a loss on the shares of Common Stock that you acquire under the Plan.

USE OF PROCEEDS

Any proceeds that the Registrant receives from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, the Registrant may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The Registrant cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

In connection with the separation and distribution, awards of stock options and performance shares that were previously made to former employees of Rayonier and the Registrant (as of the date of the distribution) under Rayonier’s equity compensation program were converted into adjusted awards based on Rayonier’s common shares and “new” awards based on the Registrant’s Common Stock, as described below under “Description of Award Adjustments.” The awards that are based on the Registrant’s Common Stock were granted by the Registrant under the Plan, in accordance with the terms of the employee matters agreement

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that the Registrant entered into with Rayonier in connection with the separation and distribution, and were made in partial substitution of the stock options and performance shares that were previously granted under Rayonier’s equity compensation program. The registration statement of which this prospectus forms a part only covers awards that were granted under the Plan to former employees of Rayonier and Rayonier subsidiaries who did not become employees of the Registrant at the time of the distribution, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement of which this prospectus forms a part does not cover any awards that were granted to any individual who, upon completion of the distribution, was employed by or was serving on the board of directors of either Rayonier or the Registrant, or any other awards that may be granted under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

The employee matters agreement between Rayonier and the Registrant establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under Rayonier’s equity compensation plans into adjusted Rayonier awards and awards of the Registrant. In accordance with the employee matters agreement, as of the distribution date, each Rayonier stock option was converted into both an adjusted Rayonier stock option and a Registrant stock option, with adjustments made to the exercise prices and number of shares subject to each option in order to preserve the aggregate intrinsic value of the original Rayonier stock option as measured immediately before and immediately after the separation, subject to rounding. The adjusted Rayonier stock options and the Registrant stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Rayonier stock option immediately before the separation. Holders of Rayonier restricted stock, including Rayonier non-employee directors, retained those awards and also received restricted stock of the Registrant, in an amount that reflects the distribution to Rayonier shareholders, by applying the distribution ratio to Rayonier restricted stock awards as though they were unrestricted Rayonier common shares.

Performance share awards outstanding as of the distribution date were treated as follows:

•	Performance share awards granted in 2012 (with a 2012-2014 performance period) continue to be subject to the same performance criteria as applied immediately prior to the separation, except that total shareholder return at the end of the performance period will be based on the combined stock prices of Rayonier and the Registrant and any payment earned will be made in Rayonier common shares and shares of the Registrant’s Common Stock.

Any dividend equivalent payments on restricted stock or performance share awards in respect to dividends declared after the separation will be paid by Rayonier to Rayonier allocated employees and Rayonier non-employee directors, and by the Registrant to employees allocated to the Registrant and any former Rayonier non-employee directors serving on the Registrant’s board of directors as of the separation of the Registrant from Rayonier. For purposes of vesting for all awards, continued employment with or service to Rayonier or the Registrant, as applicable, will be treated as continued employment with or service to both Rayonier and the Registrant.

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The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in the employee matters agreement, which is filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2014, and incorporated in this prospectus by reference.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for the Registrant by Wachtell, Lipton, Rosen & Katz, outside counsel to the Registrant.

EXPERTS

The combined financial statements of the Registrant, for the year ended December 31, 2013, appearing in the Registrant’s registration statement on Form 10 (File No. 001-36285), as amended, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such combined financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance of Distribution

The following table sets forth expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$934.58
Printing expenses	$1,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$10,000.00
Total	$61,934.58

Item 15.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Registrant’s amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s amended and restated certificate of incorporation expressly authorizes the Registrant to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 16.	Exhibits

Exhibit No.		Description

2.1	—	Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014).

3.1	—	Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. with the SEC on June 30, 2014).

3.2	—	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. with the SEC on June 30, 2014).

4.1	—	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.13 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014) .

5.1	—	Opinion of Wachtell, Lipton, Rosen & Katz with respect to legality of the securities offered hereby.

10.1	—	Employee Matters Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of June 27, 2014 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. on June 30, 2014)

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).

24.1	—	Powers of Attorney of directors and officers of Rayonier Advanced Materials Inc. (included on the signature pages of the Registration Statement).

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on June 30, 2014.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Paul G. Boynton
Paul G. Boynton
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Paul G. Boynton, Michael R. Herman and Benson K. Woo, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 30, 2014.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Benson K. Woo Benson K. Woo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ C. David Brown, II C. David Brown, II	Director

/s/ Mark E. Gaumond Mark E. Gaumond	Director

/s/ James H. Miller James H. Miller	Director

/s/ Thomas I. Morgan Thomas I. Morgan	Director

/s/ Ronald Townsend Ronald Townsend	Director

EXHIBIT INDEX

Exhibit No.		Description

2.1	—	Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014).

3.1	—	Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. with the SEC on June 30, 2014).

3.2	—	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. with the SEC on June 30, 2014).

4.1	—	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.13 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014) .

5.1	—	Opinion of Wachtell, Lipton, Rosen & Katz with respect to legality of the securities offered hereby.

10.1	—	Employee Matters Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of June 27, 2014 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. on June 30, 2014)

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).

24.1	—	Powers of Attorney of directors and officers of Rayonier Advanced Materials Inc. (included on the signature pages of the Registration Statement).

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